Exhibit 17

PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.proxyvote.com
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

If you vote by Telephone or Internet, You do not need to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E55365-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

Proposal 1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Global Allocation Fund (FGALF) would acquire all, or substantially all, of the assets of Federated Absolute Return Fund (FARF) in exchange for Class A Shares, Class B Shares, Class C Shares and Institutional Shares of FGALF to be distributed pro rata by FARF to its shareholders of Class A Shares, Class B Shares, Class C Shares and Institutional Shares, respectively, in a complete liquidation and dissolution of FARF.

Any such vote AGAINST the Proposal will authorize the persons named as proxies to vote AGAINST any adjournment of the Special Meeting. The persons named as proxies will vote in FAVOR of any adjournment of the Special Meeting all other proxies they are authorized to vote.

For	Against	Abstain

YOUR VOTE IS IMPORTANT

Please complete, sign and return this card as soon as possible.

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

E55366-TBD

FEDERATED ABSOLUTE RETURN FUND

A portfolio of Federated Equity Funds

SPECIAL MEETING OF SHAREHOLDERS — April 25, 2019

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated Absolute Return Fund, a portfolio of Federated Equity Funds (the “Trust”), hereby revoking any proxy heretofore given, designate and appoint George Magera, Kary Moore, Edward Bartley, Maureen Ferguson, Allison Miller and Erin Dugan, as proxies to act at the Special Meeting of Shareholders (the “Special Meeting”) to be held on April 25, 2019 at 4000 Ericsson Drive, Warrendale, Pennsylvania, 15086-7561, at 10:00 a.m. (Eastern Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof and the attorneys named in this proxy will vote on such matters in their best judgment.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.